The Allied Defense Group, Inc.

FOR IMMEDIATE RELEASE	For More Information, Contact:
November 10, 2008	Jim Drewitz, Investor Relations

830-669-2466

The Allied Defense Group Announces Third Quarter Results

Third Quarter and Recent Highlights:

• Increased Q3 ‘08 revenues to $50.8 M over $11.2M in Q3 ‘07

• Increased Q3 ‘08 EBITDA to $3.866M over a negative $2.865M in Q3 ‘07

• Funded, committed backlog of more than $169 M at September 30, 2008

Conference Call Scheduled For 11:00AM EST, November 11, 2008

VIENNA, Va., Nov. 10 2008 The Allied Defense Group, Inc. (Amex: ADG), a diversified international defense and security firm which: develops and produces conventional medium caliber ammunition marketed to defense departments worldwide; and designs, produces and markets sophisticated electronic security systems principally for North American markets, announces its third quarter 2008 financial results.

Supported by strong internal growth in the ammunition services business, ADG continues to execute its historically high backlog while it transforms itself to an ammunition-only business. Each of the Company’s subsidiaries delivered improved financial results, excluding goodwill impairment, versus the same quarter last year. Revenues are up over 300% and EBITDA has increased significantly as compared to the third quarter of last year. Results for the third quarter were affected by unrealized currency losses and the impairment of goodwill related to the remaining Electronic Security segment subsidiary.

The Company has significantly reduced its debt. More than one half of the senior secured convertible debt and European subsidiary bank debt has been repaid to date. By the end of January 2009, the vast majority of the remainder of these debts is planned to be repaid.

The Company believes strong operating performance, in addition to reduced financing costs, will support improved operating results during the fourth quarter and throughout 2009.

Third Quarter Results.

Revenue. Revenue for the third quarter ended September 30, 2008 was $50.8 M, an increase of 352% over third quarter 2007 revenue of $11.2 M.

Net Loss. The Company had a net loss of $6.2 M in the current quarter as compared to income of $22.3 M in the quarter ended September 30, 2007. Prior year results benefited from the gain on the sale of subsidiaries of $29.8M recorded in the third quarter of 2007. Non cash and non operating charges more than account for the net loss of $6.2M Allied reported in the three months ended September 30, 2008. The three months ended September 30, 2008 results were negatively impacted by a non cash charge for impairment of goodwill and long-lived assets of $4.0M associated with the Company’s transition to an ammunition only business, an increase in the other expenses mainly resulting from foreign currency losses of $2.3M and the change in the gain/loss recorded on the fair value of notes and warrants of $1.2M as compared to the prior period. The foreign currency loss of $2.3M resulted from strengthening of the US dollar, the fair value evaluation of a forward currency hedge contract, and the adjustment for foreign currency transactions in the current period at the Company’s MECAR SA subsidiary. Overall, the Company had a current period loss from continuing operations despite a significant increase in revenue at MECAR and MECAR USA, and reduced restructuring and legal expenses and interest expense at Corporate. The net loss for the quarter ended September 30, 2008 was $6.2M as compared to net income of $22.2M in the quarter ended September 30, 2007.

Earnings (Loss) per share. Earnings per share were similarly adversely affected by non cash and non operating charges. The Company had a net loss from continuing operations per share of $0.92 in the quarter ended September 30, 2008 as compared to a net loss from continuing operations of $0.85 in the quarter ended September 30, 2007.

Backlog. As of September 30, 2008, the Company’s firm committed backlog was $169.7M compared to $130.8M at September 30, 2007. In addition, the Company had unfunded backlog, which is subject to an appropriation of governmental funds, of approximately $19.7M and $6.3M at September 30, 2008 and 2007.

Recent Operational Highlights:

Among the highlights in the third quarter:

— The Company’s Belgian subsidiary, MECAR SA, was awarded the second tranche of an ammunition contract worth $68M. This ammunition will be delivered in 2009.

— The Company announced it closed the previously announced sale of its California subsidiary, Global Microwave Systems, Inc. to a wholly owned subsidiary of Cobham plc. Allied Defense Group received $26M in cash in this transaction.

— MECAR SA has received orders exceeding $8M from a returning Middle Eastern customer for delivery of ammunition during 2009.

— The Company repaid $10.9M of its senior secured convertible notes with a portion of the proceeds from the sale of its subsidiary, Global Microwave Systems, Inc. in October 2008.

Year to Date Results. The Ammunition & Weapons Effects (AWE) segment revenue for the nine months ended September 30, 2008 increased $99.6 M (595%) from the prior period mainly due to a higher volume of MECAR contracts in process resulting from MECAR’s receipt of several new large orders since July 2007. Revenue in 2008 for MECAR USA has increased significantly based on the expansion of the ammunition services business as the result of the receipt of several new procurement contracts in the current year. AWE segment revenues for the nine months ended September 30, 2008 included $89.9M of revenues from MECAR and $26.5M of revenues from MECAR USA as compared to $15.6M of revenues from MECAR and $1.1M of revenues from MECAR USA in the prior period. Net loss was $8.6M for the nine months ended September 30, 2008 as compared to $19.7M in the prior period. EBITDA for the nine months ended September 30, 2008 was $10.6M as compared to a loss of $18.9M in the prior period.

Cash flow. At September 30, 2008, the Company had $5.1M cash on hand. For the nine months ended September 30, 2008, the Company used $21.3M of cash for operating activities from continuing operations mainly related to increases in accounts receivable and costs and accrued earnings on uncompleted contracts at MECAR as it performs on its substantial backlog. The Company does not anticipate continuing to use cash at this level for the remainder of 2008 as MECAR will increase its billings as the contracts in progress are shipped and generate cash collections from accounts receivable in the fourth quarter of 2008.

Management’s Outlook. The process of transforming ADG to an ammunition-only business for completion in January is on track.

During this transition, ADG’s operating performance has steadily improved and Corporate expense levels have been substantially reduced. It is unfortunate that non cash and non operating charges obscure these fundamental achievements.

As ADG transforms itself to an ammunition only business we are also shedding one of the most significant impediments to our profitability, debt and the interest charges associated with it. The recent sale of GMS positions ADG to virtually eliminate its senior debt by the end of January 2009.

Given the Company’s very large funded backlog, its strong internal growth, reduced debt and improved cash position, management remains very positive about the future of ADG.

Conference Call — The Company will hosting a conference call on Tuesday, November 11 at 11:00A.M. ET. To access the call, please dial (888) 459-5609 within the United States and (973) 321-1024 outside the United States. A replay of the call will be available from 11/11/2008 at 12:00 P.M. ET, through 11/18/2008. To access the replay, please call (800) 642-1687 in the United States or (706) 645-9291 outside the United States. To access the replay, users will need to enter the following code: 73066505

The Allied Defense Group, Inc.
Condensed Consolidated Statements of Operations
(All amounts in thousands of U.S. Dollars except share data)

Income Statement            Three Months Ended            Nine Months Ended

September 30, September 30,

2008 2007 2008 2007

Revenue $50,813 $11,247 $121,530 $21,573

Cost of Sales 44,078 10,938 100,671 29,444

Operating

Expenses 6,361 6,561 19,352 20,843

Impairment of goodwill and

long-lived assets 3,957 — 3,957 -

Operating Income/(Loss) (3,583) (6,252) (2,450) (28,714)

Other Expense (3,657) (466) (7,953) (15,834)

Income Tax (benefit) Expense 174 (8) 496 3

Net loss from Continuing

Operations (7,414) (6,710) (10,899) (44,551)

Net earnings from Discontinued

Operations 1,194 28,993 2,290 24,825

Net Income (Loss) ($6,220) $22,283 ($8,609) ($19,726)

Weighted Shares

Basic and diluted 8,067,089 7,897,299 8,034,164 6,987,508

Net Income/(Loss) per Share,

fully diluted

from Continuing Operations ($0.92) ($0.85) ($1.36) ($6.37)

from Discontinued Operations 0.15 3.67 0.29 3.55

Net Earnings (Loss) per Share ($0.77) $2.82 ($1.07) ($2.82)

The Allied Defense Group, Inc.
Operating Results with the Elimination of Electronic Security Segment Results and Non-recurring
Charges
(All amounts in thousands of U.S. Dollars)

Three Months Ended            Nine Months Ended

September 30, September 30,

2008 2007 2008 2007

Operating income (loss) as

stated provided above ($3,583) ($6,252) ($2,450) ($28,714)

Operating loss of ES Segment 610 1,017 930 2,235

Impairment of goodwill and

long-lived assets 3,957 — 3,957 -

Operating income (loss)

adjusted for non-recurring

charges and ES segment results $984 ($5,235) $2,437 ($26,479)

The operating income (loss) adjusted for non-recurring charges and ES segment results have been provided to attempt to show what the Company’s operating results would have looked like after the intended disposition of the remaining subsidiary in the Company’s ES segment and excluding impairments recorded in the current period for ES goodwill and the impairment of the Company’s ERP system. In the fourth quarter of 2008, the Company committed to a formal plan to sell NSM, the last remaining business in the ES segment. The operating income (loss) adjusted for non-recurring charges and the ES segment results is not intended to present a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP).

The Allied Defense Group, Inc.
Calculation of EBITDA
(All amounts in thousands of U.S. Dollars)

Three Months Ended Nine Months Ended

September 30, September 30,

2008 2007 2008 2007

Net income (loss) ($6,220) $22,283 ($8,609) $19,726)

Provision for income taxes 174 333 496 1,113

Interest expense — net 1,413 1,666 5,233 9,532

Foreign currency transaction losses

(gains) 2,280 81 2,477 247

(Gain) loss from fair value of notes

and warrants 155 (1,080) 682 6,686

(Gain) loss from sale of subsidiaries,

discontinued operations and sale of

fixed assets 50 (30,000) 149 (30,017)

Impairment of goodwill and long-lived

assets 3,957 1,395 3,957 5,273

Depreciation and amortization 1,714 1,852 5,222 5,568

Stock compensation expense 131 225 436 725

Other 212 380 572 1,719

EBITDA $3,866 ($2,865) $10,615 ($18,880)

Earnings before interest, taxes, depreciation and amortization, non-cash stock compensation and payments, non-cash charges that do not result in future cash obligations, any extraordinary or non recurring gains (losses) and any non-cash transactions (EBITDA) is not intended to present a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Nor should Consolidated EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. Consolidated EBITDA is included herein as means to measure operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies. The measurement of EBITDA, as provided above, is defined in the terms of the Company’s senior secured convertible notes and may not reflect EBITDA as calculated by other parties. The above table reconciles GAAP Net Income to EBITDA for the reported periods.

The Allied Defense Group, Inc.
Condensed Consolidated Balance Sheet
(All amounts in thousands of U.S. Dollars)

September 30, December 31,

2008 2007

Assets

Cash and cash equivalents $5,093 $21,750

Restricted cash 7,993 13,052

Accounts receivable, net 19,881 6,965

Costs and accrued earnings on uncompleted

contracts 56,100 39,313

Inventories, net 22,569 22,027

Other current assets 24,722 28,275

Total current assets 136,358 131,382

Property, plant and equipment 21,177 24,585

Other assets 714 4,284

Total assets $158,249 $160,251

Liabilities and Stockholders’ Equity

Current maturities of senior secured

convertible notes $19,493 $13,610

Bank overdraft facility 5,372 7,239

Current maturities of long term debt 4,433 881

Accounts payable 19,443 16,370

Accrued and other current liabilities 64,281 60,432

Total current liabilities 113,022 98,532

Long-term debt, less current maturities

and unamortized discount 7,450 9,439

Senior secured convertible notes, less

current maturities — 5,782

Other long-term liabilities 974 843

Total long term obligations 8,424 16,064

Total liabilities 121,446 114,596

Commitments and contingencies

Stockholders’ Equity

Common stock, $0.10 par value,; 30,000,000

authorized shares; issued and outstanding,

8,080,203 and 8,013,16, respectively 808 801

Capital in excess of par value 55,765 55,355

Retained deficit (36,518) (27,909)

Accumulated other comprehensive

income 16,748 17,408

Total stockholders’ equity 36,803 45,655

Total liabilities and stockholders’ equity $158,249 $160,251

For more Information, please visit the Company web site: www.allieddefensegroup.com

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

-End-

-End-